Evolus Strengthens Balance Sheet Through A $25.5 Million Cash Infusion And Elimination of $127.4 Million of Debt and Milestone Payments

Pro Forma Cash Position of $57 Million at December 31, 20201

Newport Beach, Calif., March 23, 2021 - Evolus, Inc. (Nasdaq: EOLS), a performance beauty company with a customer-centric approach focused on delivering breakthrough products, today announced several transactions entered into with its strategic partner Daewoong Pharmaceutical Co. Ltd. (“Daewoong”) which further strengthen the Company’s balance sheet and financial position.

“We appreciate the financial commitments from our strategic partner Daewoong which allow us to invest directly into accelerating the growth of our neurotoxin business,” said David Moatazedi, President and Chief Executive Officer. “With this announcement, we have resolved all legal matters relating to the International Trade Commission case with all parties and have a heightened focus on driving the growth of Jeuveau® in the United States with plans to expand internationally with our European launch of Nuceiva™ in early 2022.”

“Another core component of our settlement efforts and 2021 strategy has been the restructuring of our balance sheet,” said Lauren Silvernail, Chief Financial Officer and Executive Vice President, Corporate Development. “We had previously announced the elimination of $76.4 million in senior debt from Oxford Finance in January 2021. Today, we are announcing the additional reduction of $40.5 million in convertible debt, as our partner Daewoong decided to early convert its debt into Evolus common shares. Daewoong further agreed to pay Evolus $25.5 million in cash and eliminate $10.5 million of current and potential future milestone payments. All combined, the restructuring completed this quarter leaves Evolus stronger with a pro forma cash position at December 31, 2020 of approximately $57 million1 and elimination of $127.4 million in debt and milestone payments. We look forward to providing a detailed financial update on our 2020 year-end earnings call later this month.”

Details of First Quarter 2021 Restructuring

•$25.5 million cash payment from Daewoong to Evolus
•$127.4 million elimination of Evolus debt and potential future milestone payments
◦In January 2021, Evolus, Inc. paid $76.4 million to discharge in full all outstanding obligations, including accrued interest, under its 2019 Loan and Security Agreement with Oxford Finance
◦Daewoong will convert $40.5 million of debt and accrued interest thereon into approximately 3.1 million shares of Evolus common stock
◦$10.5 million of current and potential future milestone payments eliminated by Daewoong
•Combination of actions results in approximately $57 million of pro forma cash and investments at December 31, 20201

Additional details on the transactions announced today with Daewoong are available on the Current Report on Form 8-K filed by the company with the Securities and Exchange Commission today.

About Evolus, Inc.

Evolus is a performance beauty company with a customer-centric approach focused on delivering breakthrough products. In 2019, the U.S. Food and Drug Administration approved Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Jeuveau® is powered by Evolus’ unique technology platform and is designed to transform the aesthetic market by eliminating the friction points existing for customers today. Visit us at: www.evolus.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements that relate to the status of regulatory processes, future plans, events, prospects or performance and statements containing the words “plans,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed,” or other forms of these words or similar expressions, although not all forward-looking statements contain these identifying words. The company’s forward-looking statements include, but are not limited to, statements made by Mr. Moatazedi regarding the company’s growth of Jeuveau® in the U.S. and internationally.

Forward-looking statements are based on current estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict. Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements. Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include uncertainties associated with our ability to address all of our losses, costs, expenses, liabilities and damages in the settlement agreement with Daewoong and our ability to comply with the terms and conditions in the settlement agreements with Allergan, Inc., Allergan Limited and Medytox, Inc. Additional risks and uncertainties related to Evolus and our business include the continued impact of COVID-19 on our business and the economy generally, uncertainties related to customer and consumer adoption of Jeuveau®, the efficiency and operability of our digital platform, competition and market dynamics, our ongoing legal proceedings and our ability to maintain regulatory approval of Jeuveau® and other risks described in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 as filed with the Securities and Exchange Commission on October 29, 2020, which is available online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Evolus undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If the company does update or revise one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.

Jeuveau® is a registered trademark of Evolus, Inc.

Evolux™ and Nuceiva™ are trademarks of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd

1 Represents December 31, 2020 cash, cash equivalents and short-term investments of $107.6 million plus $25.5 million of cash being provided by Daewoong, less $76.4 million for Oxford Finance debt payoff on January 4, 2021.

Evolus, Inc. Contacts:
Investor Contact:
Ashwin Agarwal, Evolus, Inc.
Vice President, Finance, Investor Relations & Treasury
Tel: +1-949-284-4559
Email: IR@Evolus.com

Media Contact:
Crystal Muilenburg, Evolus, Inc.
Chief Marketing Officer
Tel: +1-949-284-4506
Email: media@evolus.com